Exhibit 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To: Nuclear Solutions, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-141159 of Nuclear Solutions, Inc. on Form S-8 of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern dated March 28, 2007, appearing in this Annual Report on Form 10-KSB of Nuclear Solutions, Inc. for the year ended December 31, 2006.


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                    Russell Bedford Stefanou Mirchandani LLP

New York, New York
March 29, 2007